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FOR IMMEDIATE RELEASE

CONTACTS:         DOUBLECLICK                        VALUECLICK
                  Jennifer Blum                      Guy Hill
                  212.381.5705                       805.684.6060 ext. 216
                  jblum@doubleclick.net              guy@valueclick.com

                  Adam Miller (Investors)            Alexx Wood
                  Abernathy MacGregor                Bravo!Marketing
                  212.371.5999                       415.777.0800 ext. 107
                                                     alexx@bravomarketing.com


  DOUBLECLICK INC. MAKES $85 MILLION STRATEGIC INVESTMENT IN VALUECLICK, INC.

NEW YORK and CARPINTERIA, CALIFORNIA, January 13, 2000 - DoubleClick Inc. (Nasdaq: DCLK), the industry's leading Internet advertising solutions company, and ValueClick, Inc., an industry leader of performance-based Internet advertising solutions, today announced that DoubleClick has invested $85 million in ValueClick, in exchange for a 30% equity stake. Under the terms of the deal, ValueClick will receive $75 million in DoubleClick stock and $10 million in cash. In addition, DoubleClick has received a warrant to buy another 15% of ValueClick within 15 months.

DoubleClick's investment gives the company a strategic relationship in a performance based advertising network that utilizes a cost-per-click model. In addition, ValueClick, which currently uses an in-house ad serving solution and served 1.3 billion ads in December 1999, will work with DoubleClick to integrate its proprietary technology platform with DART, DoubleClick's full-service ad serving solution. ValueClick has created a technology architecture designed to aggregate thousands of web sites. Currently, ValueClick has over 11,000 sites in its network and serves ads that reach 25% of U.S. Internet users, according to Media Metrix.

"We look forward to working with ValueClick to help them maximize the benefits of utilizing our DART ad serving technology," said Kevin O'Connor, CEO of DoubleClick. "The company has an excellent management team, and has carved out a leadership position with its cost-per-click business model."

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"Our flexible technology platform and our business model have created an exciting opportunity for us to form technology partnerships that give our customers additional targeting capabilities," stated James Zarley, CEO of ValueClick. "We are extremely pleased to be recognized by DoubleClick as a sound business and a smart strategic investment."

The new capital will be used to support ValueClick's continued growth and expansion efforts, including acquisitions, as well as to further develop its performance-based advertising solutions. In conjunction with the financing, DoubleClick will gain two seats on ValueClick's Board of Directors. This funding will not alter ValueClick's plans for additional financing or other sources of capitalization.

ABOUT VALUECLICK, INC.
ValueClick, Inc. (www.valueclick.com) is a leading global Internet advertising network providing performance-based banner advertising solutions to advertisers and Web publishers. Based on the "cost-per-click-through" pricing model, advertisers pay only for "click-throughs" to their Web site, giving them a cost-effective solution for attracting targeted, high quality customers. Publishers are guaranteed revenues from 100% sell-out of their online advertising inventory. Reaching 25% of the U.S. Internet population with over 40 million ads daily, ValueClick is among the e-commerce community's largest advertising networks.

ABOUT DOUBLECLICK INC.
DoubleClick Inc. (www.doubleclick.net) is a leading provider of comprehensive global Internet advertising solutions for marketers and Web publishers. Combining technology, media and data expertise, DoubleClick centralizes planning, execution, control, tracking and reporting for online media campaigns. Abacus Direct, a division of DoubleClick Inc., manages the Abacus Alliance, the nation's largest proprietary database of consumer buying behavior used for target marketing purposes on the Internet and through direct mail. DoubleClick Inc. has Global headquarters in New York City and maintains over 30 offices around the world.

This news release contains statements of a forward-looking nature relating to the future events or the future financial results of DoubleClick. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in DoubleClick's reports and documents filed from time to time with the Securities and Exchange Commission.

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